Exhibit 99.1
PRESS RELEASE
For information contact:
Jim Storey
Director, Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES REPORTS FIRST-QUARTER FINANCIAL RESULTS
•	Volume Down Slightly, but Trend Improving

•	Container Rates Marginally Lower, as Expected

•	EBITDA Results Match Internal Projections

•	Expectations for Full Year Remain Unchanged
CHARLOTTE, NC, April 23, 2010 — Horizon Lines, Inc. (NYSE: HRZ) today reported results for its fiscal first quarter ended March 21, 2010.
On a GAAP basis, the first-quarter net loss totaled $13.2 million, or $0.43 per share, on revenue of $286.1 million. This compares with a net loss of $10.0 million, or $0.33 per share on revenue of $272.4 million for the same period a year ago. The adjusted first-quarter 2010 net loss was $12.0 million, or $0.39 per share, after excluding charges totaling $1.2 million pre-tax, or $0.04 per share after tax adjustment, for antitrust-related legal expenses and for a voluntary separation program for certain union employees. The adjusted net loss for the 2009 first quarter totaled $4.7 million, or $0.15 per share, which excluded antitrust-related legal fees and restructuring charges totaling $5.3 million pre-tax, or $0.18 per share after tax adjustments.
Comparison of GAAP and Non-GAAP Earnings (in millions, except per share data)*

	Quarters Ended
	3/21/10	3/22/09
GAAP:
Operating revenue	$286.1	$272.4
Net loss	$(13.2)	$(10.0)
Net loss per share	$(0.43)	$(0.33)

Non-GAAP:
EBITDA	$11.1	$14.0
Adjusted EBITDA*	$12.3	$19.2
Adjusted net loss *	$(12.0)	$(4.7)
Adjusted net loss per share*	$(0.39)	$(0.15)

*	See attached schedules for reconciliation of first-quarter 2010 and 2009 reported GAAP results to adjusted Non-GAAP results.

Horizon Lines 1st Quarter 2010	Page 2 of 11
“Horizon Lines finished a challenging quarter in line with our own internal expectations,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “As a result, our view of the overall year remains in line with our outlook in late January.
“After a slow start to what typically is our weakest quarter of the year, overall volume turned slightly positive in March, a trend that has continued in April,” Mr. Raymond said. “We also managed costs well and our overall market share appears to be holding steady.
“During the quarter, we faced ongoing rate pressures, high fuel costs and increased contractual labor expenses relative to last year, and we expect these to continue,” Mr. Raymond noted. “We are meeting these anticipated challenges through stringent cost management initiatives as well as through strategic steps designed to drive future revenue growth and cost efficiencies. These steps include the previously disclosed early renewal of a long-term terminal services agreement with APM Terminals North America and our plans to launch our own Asia-U.S. West Coast liner service in December.
“In the meantime, we are beginning to see signs of economic stabilization and modest improvement in two of our three domestic tradelanes,” Mr. Raymond continued. “Our business in Hawaii is reflecting a modest economic recovery and Alaska is stabilizing. The four-year recession in Puerto Rico is ongoing. Given these overall trends, we could experience modest volume improvement as the year progresses. Accordingly, we still expect our 2010 financial performance to be in the range of 2009 actual results.”
First-Quarter 2010 Financial Highlights
•	Operating Revenue — First-quarter operating revenue increased 5.0% to $286.1 million from $272.4 million a year ago. The largest factor in the $13.7 million revenue gain was a $14.8 million increase in fuel surcharges to help partially mitigate higher fuel costs. The increase was partially offset by a $4.0 million decline related to a 1.9% decrease in container volume, due primarily to weak market conditions in Puerto Rico and Alaska. Hawaii/Guam registered a modest volume increase for the quarter relative to a year ago. In general, all of our markets continued to experience challenging business conditions due to ongoing softness in consumer spending, tourism and commercial construction.

•	Operating (Loss) Income — The GAAP operating loss for the first quarter totaled $3.0 million, compared with an operating loss of $0.8 million for the first quarter of 2009. The 2010 GAAP operating loss includes expenses of $1.2 million, consisting of $1.0 million in antitrust-related legal expenses and $0.2 million in union severance charges. The 2009 GAAP operating income includes $4.4 million in antitrust-related legal expenses and a $0.8 million restructuring charge. Excluding these items, the first-quarter 2010 adjusted operating loss totaled $1.8 million, compared with adjusted operating income of $4.4 million for the prior year’s first quarter. The first-quarter operating loss widened from last year primarily due to the inability to fully recover fuel

Horizon Lines 1st Quarter 2010	Page 3 of 11
price increases, as well as from overall volume shortfalls, vessel incidents, rate decreases and contractual labor assessments. These were partially offset by overhead savings related to January 2009 non-union workforce reductions, and savings from new terminal services agreements.

•	EBITDA — EBITDA totaled $11.1 million for the 2010 first quarter, compared with $14.0 million for the same period a year ago. Adjusted EBITDA for the first quarter of 2010 was $12.3 million, compared with $19.2 million for 2009. EBITDA and adjusted EBITDA for the 2010 and 2009 first quarters were impacted by the same factors affecting operating (loss) income.

•	Shares Outstanding — The company had a weighted daily average of 30.5 million shares outstanding for the first quarter of 2010, compared with 30.4 million for the first quarter of 2009.

•	Liquidity, Credit Facility Compliance & Debt Structure — As of March 21, 2010, the company had total liquidity of $50.0 million, consisting of $4.7 million in cash and $45.3 million of effective revolver availability. The company’s trailing 12-month interest coverage and senior secured leverage ratios were 3.86 times and 2.32 times, respectively, as compared to the credit agreement requirement of above 3.5 times and below 2.75 times, respectively. Funded debt outstanding totaled $577.8 million, consisting of $247.8 million in senior secured debt and $330 million in convertible notes, at a weighted average interest rate of 4.34%. The company’s debt matures in 2012.
Please see attached schedules for the reconciliation of first-quarter 2010 and 2009 reported GAAP results and Non-GAAP adjusted results.
Webcast & Conference Call Information
Company executives will provide additional perspective on the company’s financial results during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-866-394-6819, and providing the operator with conference number 67872593. A copy of the presentation materials may be printed from the Horizon Lines website, http://www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at http://www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.
Use of Non-GAAP Measures
Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain non-GAAP measures, i.e., EBITDA, free cash flow and results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and

Horizon Lines 1st Quarter 2010	Page 4 of 11
enables investors to focus on period-over-period operating performance without the impact of significant special items. The company further feels these non-GAAP measures enhance the user’s overall understanding of the company’s current financial performance relative to past performance and provide a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.
About Horizon Lines
Horizon Lines, Inc., is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. The company also manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 4, 2010, and in our Form 10-Q filed on April 23, 2010, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
(Tables Follow)

Horizon Lines 1st Quarter 2010	Page 5 of 11
Horizon Lines, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	March 21,	December 20,
	2010	2009

Assets
Current assets
Cash	$4,672	$6,419
Accounts receivable, net of allowance of $7,780 and $7,578 at March 21, 2010 and December 20, 2009, respectively	135,856	123,536
Prepaid vessel rent	18,211	4,580
Materials and supplies	27,177	30,254
Deferred tax asset	2,929	2,929
Other current assets	9,680	9,027

Total current assets	198,525	176,745
Property and equipment, net	188,943	193,438
Goodwill	317,068	317,068
Intangible assets, net	99,390	105,405
Other long-term assets	32,010	25,854

Total assets	$835,936	$818,510

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$50,475	$43,257
Current portion of long-term debt	18,750	18,750
Accrued vessel rent	—	4,339
Other accrued liabilities	102,068	110,473

Total current liabilities	171,293	176,819
Long-term debt, net of current portion	534,040	496,105
Deferred rent	21,467	22,585
Deferred tax liability	4,248	4,248
Other long-term liabilities	17,131	17,475

Total liabilities	748,179	717,232

Stockholders’ equity
Preferred stock, $.01 par value, 30,500 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 34,213 shares issued and 30,413 shares outstanding as of March 21, 2010 and 34,091 shares issued and 30,291 shares outstanding as of December 20, 2009	341	341
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid in capital	196,181	196,900
Accumulated deficit	(29,118)	(15,874)
Accumulated other comprehensive loss	(1,109)	(1,551)

Total stockholders’ equity	87,757	101,278

Total liabilities and stockholders’ equity	$835,936	$818,510

Horizon Lines 1st Quarter 2010	Page 6 of 11
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Quarters Ended
	March 21,	March 22,
	2010	2009

Operating revenue	$286,132	$272,351
Operating expense:
Cost of services (excluding depreciation expense)	252,787	229,659
Depreciation and amortization	11,015	10,975
Amortization of vessel dry-docking	3,053	3,798
Selling, general and administrative	21,701	27,768
Restructuring charge	—	788
Miscellaneous expense, net	560	182

Total operating expense	289,116	273,170
Operating loss	(2,984)	(819)
Other expense:
Interest expense, net	10,283	9,431
Other expense, net	2	—

Loss before income tax benefit	(13,269)	(10,250)
Income tax benefit	(25)	(297)

Net loss	$(13,244)	$(9,953)

Net loss per share:
Basic	$(0.43)	$(0.33)
Diluted	$(0.43)	$(0.33)

Number of shares used in calculation:
Basic	30,521	30,424
Diluted	30,521	30,424

Dividends declared per common share	$0.05	$0.11

Horizon Lines 1st Quarter 2010	Page 7 of 11
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarters Ended
	March 21,	March 22,
	2010	2009

Cash flows from operating activities:
Net loss	$(13,244)	$(9,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,855	5,817
Amortization of other intangible assets	5,160	5,158
Amortization of vessel dry-docking	3,053	3,798
Restructuring charge	—	788
Amortization of deferred financing costs	855	577
Deferred income taxes	—	(199)
Loss (gain) on equipment disposals	53	(15)
Stock-based compensation	600	941
Accretion of interest on 4.25% convertible notes	2,623	2,422
Changes in operating assets and liabilities:
Accounts receivable	(12,320)	1,525
Materials and supplies	3,077	746
Other current assets	(652)	529
Accounts payable	7,218	(13,194)
Accrued liabilities	(7,812)	1,261
Vessel rent	(18,892)	(18,137)
Vessel dry-docking payments	(9,826)	(3,147)
Other assets/liabilities	107	(1,277)

Net cash used in operating activities	(34,145)	(22,360)

Cash flows from investing activities:
Purchases of property and equipment	(1,521)	(3,315)
Proceeds from the sale of property and equipment	99	89

Net cash used in investing activities	(1,422)	(3,226)

Cash flows from financing activities:
Borrowing under revolving credit facility	55,000	40,000
Payments on revolving credit facility	(15,000)	(10,000)
Payments on long-term debt	(4,688)	(1,612)
Dividends to stockholders	(1,526)	(3,348)
Common stock issued under employee stock purchase plan	34	19

Net cash provided by financing activities	33,820	25,059

Net decrease in cash	(1,747)	(527)
Cash at beginning of period	6,419	5,487

Cash at end of period	$4,672	$4,960

Horizon Lines 1st Quarter 2010	Page 8 of 11
Horizon Lines, Inc.
Adjusted Operating (Loss) Income Reconciliation
($ in Millions)

	Quarter Ended	Quarter Ended
	March 21, 2010	March 22, 2009
Operating Loss	$(3.0)	$(0.8)

Adjustments:
Antitrust Legal Expenses	1.0	4.4
OPEIU Severance	0.2	—
Restructuring Charge	—	0.8

Total Adjustments	1.2	5.2

Adjusted Operating (Loss) Income	$(1.8)	$4.4

Horizon Lines 1st Quarter 2010	Page 9 of 11
Horizon Lines, Inc.
Adjusted Net Loss Reconciliation
($ in Millions)

	Quarter Ended	Quarter Ended
	March 21, 2010	March 22, 2009
Net Loss	$(13.2)	$(10.0)

Adjustments:
Antitrust Legal Expenses	1.0	4.4
OPEIU Severance	0.2	—
Restructuring Charge	—	0.8
Tax Adjustments	—	0.1

Total Adjustments	1.2	5.3

Adjusted Net Loss	$(12.0)	$(4.7)

Horizon Lines 1st Quarter 2010	Page 10 of 11
Horizon Lines, Inc.
Adjusted Net Loss Per Share Reconciliation

	Quarter Ended	Quarter Ended
	March 21, 2010	March 22, 2009
Net Loss Per Share	$(0.43)	$(0.33)

Adjustments Per Share:
Antitrust Legal Expenses	0.03	0.15
OPEIU Severance	0.01	—
Restructuring Charge	—	0.03

Total Adjustments	0.04	0.18

Adjusted Net Loss Per Share	$(0.39)	$(0.15)

Horizon Lines 1st Quarter 2010	Page 11 of 11
Horizon Lines, Inc.
EBITDA and Adjusted EBITDA Reconciliation
($ in Millions)

	Quarter Ended	Quarter Ended
	March 21, 2010	March 22, 2009
Net Loss	$(13.2)	$(10.0)

Interest Expense, Net	10.3	9.5
Tax Benefit	(0.1)	(0.3)
Depreciation and Amortization	14.1	14.8

EBITDA	11.1	14.0
Antitrust Legal Fees	1.0	4.4
OPEIU Severance	0.2	—
Restructuring Charge	—	0.8

Adjusted EBITDA	$12.3	$19.2

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require the Company to maintain certain interest expense coverage and leverage ratios, w hich contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions. Adjusted EBITDA excludes certain charges in order to evaluate our operating performance, for making day-to-day operating decisions and w hen determining the payment of discretionary bonuses.
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